                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of the
                   Securities Exchange Act of 1934

         Date of Report (date of earliest event reported)
                       September 26, 1996
                   Commission file number 33-8230

      PIONEER WESTERN PROPERTIES INCOME FUND LIMITED PARTNERSHIP

        (exact name of registrant as specified in charter)


         Florida                            59-2703685
         (State or other                    (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation)


        3001 Executive Drive, Suite 260, Clearwater, FL 34622
              (Address of principal executive offices)

Registrant's telephone number including area code: (813) 573-1201

(Former name or former address, if changed since last report)
                       Not applicable
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PIONEER WESTERN PROPERTIES INCOME FUND LIMITED PARTNERSHIP
                 (A Florida Limited Partnership)


Item 4. Changes in Registrant's Certifying Accountants

Pioneer Western Properties Income Fund Limited Partnership (the Partnership), has engaged LEDIC Management Group, Inc. headquartered in Memphis, Tennessee, to provide property management and accounting services. The books and records are now being maintained in Memphis and Pioneer Western Properties Corporation, the Corporate General Partner, elected to engage a Memphis firm to provide audit and tax services. Accordingly, Price Waterhouse LLP (Tampa, Florida) was dismissed as the independent accountants for the Partnership by letter dated September 20, 1996.

The report by Price Waterhouse LLP on the Partnership's financial statements for the years ended December 31, 1995 and 1994 was unqualified and was not modified as to uncertainty, audit scope, or accounting principles.

The Partnership is a limited partnership and, therefore, does not have any officers or directors. All management functions of the Partnership are performed by the Corporate General Partner who elected to make the change.

There were no disagreements with Price Waterhouse LLP for the years ended December 31, 1995 and 1994 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any "reportable events" prior to the change.

Rhea & Ivy, P.L.C. (Memphis, Tennessee) was engaged by the Partnership by letter dated September 20, 1996. The Partnership did not consult Rhea & Ivy, P.L.C. prior to their engagement regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Partnership's financial statements.


Item 7. Exhibit
                                                           Page

(a) Letter from Price Waterhouse LLP Agreeing with
       the Statements in Form 8-K                            3



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    Pioneer Western Properties Income Fund
                             Limited Partnership

                    By: Pioneer Western Properties Corporation


September 26, 1996  By: Rand E. McNeal
                        Rand E. McNeal, President and CEO
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Item 7(a)











Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Pioneer Western Properties Income Fund
Limited Partnership's Form 8-K, dated September 24, 1996 and are in agreement with the statements contained therein.

Very truly yours,



Price Waterhouse LLP
Tampa, Florida
September 24, 1996